EXHIBIT 5.1

[LETTERHEAD OF THOMPSON &  KNIGHT LLP]

October 4, 2006

First Investors Financial Services Group, Inc.

675 Bering Drive, Suite 710

Houston, Texas 77057

Re:          First Investors Financial Services Group, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to First Investors Financial Services Group, Inc., a Texas corporation (the “Company in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering and sale by the Company of up to 400,000 shares of Common Stock in connection with the Company’s 2002 Non-Employee Directors Stock Option Plan attached to the Registration Statement as Exhibit 4.1 (the “Plan”).

As the basis for the opinion hereinafter expressed, we examined the Plan, such statutes, including the Texas Business Corporation Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.         The Company is validly existing as a corporation under the Texas Business Corporation Act.

2.         The Common Stock will, when issued and paid for in accordance with the terms of the Plan, be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited in all respects to federal laws, the Texas Business Corporation Act and the Constitution of the State of Texas, as interpreted by the Courts of the State of Texas and of the United States, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Thompson & Knight LLP

THOMPSON & KNIGHT LLP